UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
________________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 30, 2022
Oak Street Health, Inc.
(Exact name of registrant as specified in its charter)
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Delaware	001-39427	84-3446686
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
30 W. Monroe Street
Suite 1200
Chicago, Illinois 60603
(Address of principal executive offices) (Zip Code)
Registrant’s telephone number, including area code: (844) 871-5650
Not Applicable
(Former name or former address, if changed since last report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	OSH	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On September 30, 2022 (the “Effective Date”), Oak Street Health, Inc. (the “Company”) and certain of its subsidiaries entered into a loan and security agreement (the “Loan Agreement”) with Hercules Capital, Inc., as administrative and collateral agent and lender (the “Agent”), and Silicon Valley Bank and the other lenders from time to time parties thereto (collectively with the Agent in its capacity as a lender, the “Lenders”). The Loan Agreement provides the Company with a secured term loan facility of up to $300.0 million (the “Term Loan Facility”) to be funded in five committed tranches, with each tranche of term loans (collectively, the “Term Loans”) available to be drawn during the specified time period at the Company’s option: (i) Tranche A, in an aggregate principal amount of $100.0 million (“Tranche A”), which became available at the time the Loan Agreement was entered into and will remain available until March 31, 2023; (ii) Tranche B, in an aggregate principal amount of up to $50.0 million (“Tranche B”), which is available between the closing date of the Loan Agreement (the “Closing”) and December 15, 2023; (iii) Tranche C, in an aggregate principal amount of up to $50.0 million (“Tranche C”), which is available between January 1, 2024 and June 30, 2024; (iv) Tranche D, in an aggregate principal amount of up to $75.0 million (“Tranche D”), which is available from the earlier of the date on which the Tranche C Term Loan has been fully drawn, and July 1, 2024, through December 15, 2024; and (v) Tranche E, in an aggregate principal amount of $25.0 million (“Tranche E”) which is available between Closing and June 1, 2025, subject in each case to certain conditions. If the Company does not elect to draw the entire principal amount available under the Tranche B, C or D Loans during the applicable drawdown period, then any such undrawn portion will be added to the aggregate principal amount available under Tranche E.

The Term Loans bear interest at a rate equal to the greater of (i) 7.95% and (ii) the sum of the Cash Prime Rate (which is defined as the lesser of (x) the prime rate as reported in The Wall Street Journal and (y) 7.00%) and 2.45%. In addition, the principal balance of the Term Loans will bear “payment-in-kind” interest at the rate of 1.00% (“PIK Interest”), which PIK Interest will be added to the outstanding principal balance of the Term Loans and increase the outstanding principal balance of the Term Loans on each payment date. In addition, an end-of-term charge equal to 4.95% of the aggregate original principal amount of the Term Loans, due on the earlier of the maturity date of the Term Loans or the repayment of the Term Loans, is payable by the Company. At the Closing, the Company paid to the Lenders a facility charge of $1.8 million, which is equal to 0.50% of the aggregate total amount of Tranche A, Tranche B, Tranche C and Tranche D. In addition, the Company will pay the Lenders a facility charge equal to 0.50% of the principal amount of any subsequent borrowings under the Term Loan Facility at the time of borrowing, (other than any amounts drawn at the time of the Closing).

The Term Loan Facility is scheduled to mature on October 1, 2027, subject to a springing maturity date of September 1, 2025 if, prior to June 1, 2025, the Company’s convertible senior notes (the “Senior Notes”) issued under the indenture dated as of March 16, 2021, between Oak Street Health, LLC and U.S. Bank National Association have not been (i) converted into equity interests of the Company, (ii) amended such that the scheduled maturity date of the Senior Notes is at least 180 days after the initial maturity date of the Term Loans then in effect, or (iii) fully redeemed and extinguished.
Borrowings under the Term Loan Facility may be voluntarily prepaid in minimum increments of $25.0 million, subject to a prepayment fee equal to (i) 2.00% of the amount prepaid, if the prepayment occurs during the first year following the Closing, (ii) 1.00% of the amount prepaid, if the prepayment occurs during the second year following the Closing, and (iii) 0.50% of the amount prepaid, if the prepayment occurs during the third year following the Closing. There is no prepayment fee, penalty or premium applicable to voluntary prepayments made by the Company on or after the fourth year following the Closing.

The Loan Agreement contains customary affirmative and negative covenants. In addition, beginning on the earlier of (i) the reporting deadline of the Company’s fourth quarter 2023 financial statements under the Loan Agreement and (ii) the date at which more than $100.0 million in aggregate principal (excluding any paid-in-kind interest) is outstanding under the Term Loan Facility, the Company is required to maintain a specified trailing twelve-month Platform Contribution (as defined in the Loan Agreement), with the applicable Platform Contribution increasing over time and as the Company’s borrowings under the Term Loan Facility increase.

The obligations under the Term Loan Facility are secured by a perfected security interest in substantially all of the assets of the Company, subject to certain limitations and exceptions.
The Loan Agreement also includes customary events of default, including, among other things, the Company’s failure to pay any amounts due under the Loan Agreement or any of the other loan documents, a breach of the covenants, insolvency, a material adverse effect occurring, the occurrence of certain defaults under certain other indebtedness or certain final judgments against the Company. Following the occurrence and continuation of an event of default, the Lenders may accelerate the maturity of the borrowings under the Term Loan Facility, subject to grace periods in certain circumstances and any applicable prepayment charge, as described above, will become immediately due and payable. An event of default will also provide the Agent with the right to exercise remedies against the Company and the collateral securing any outstanding Term Loans.

As required under the Loan Agreement, at the Closing, the Company borrowed $75.0 million under Tranche A of the Term Loan Facility. The Company intends to use the proceeds from the initial borrowing of the Term Loans for related fees and expenses in connection with the Loan Agreement and for working capital and general corporate purposes.

The foregoing description of the Loan Agreement is not complete and is qualified in its entirety by reference to the full text of the Loan Agreement, which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant

The information set forth in Item 1.01 of this report is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits

Exhibit	Description
10.1
Security and Loan Agreement, dated as of September 30, 2022, by and among the Company and certain of its subsidiaries named thereto, as borrowers, Hercules Capital, Inc. as agent and lender, Silicon Valley Bank and the several banks and other financial institutions or entities from time to time parties thereto as lenders.*

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)
*	Schedules have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby undertakes to furnish supplementally copies of any of the omitted schedules upon request by the SEC.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: October 3, 2022

Oak Street Health, Inc.

By:	/s/ Tim Cook
Name:	Tim Cook
Title:	Chief Financial Officer
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